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                                                                  Exhibit 3.3

                                   SCHEDULE 1

                         MEDICAL ASSET MANAGEMENT, INC.

                       DECLARATION OF REGISTRATION RIGHTS

        This Declaration of Registration Rights ("Declaration") is made as
of               , 1996, by Medical Asset Management, Inc., a Delaware
corporation (the "Company"), for the benefit of subscribers (the "Subscribers") to the Company's Common Stock pursuant to that certain Subscription Agreement
by and among the Company and such Subscribers dated             , 1996 (the
"Subscription Agreement").

        1.      DEFINITIONS. As used in this Declaration:

                a. "1934 Act" means the Securities Exchange Act of 1934, as amended.

                b.      "Act" means the Securities Act of 1933, as amended.

                c.      "Commission" means the Securities and Exchange
Commission.

                d. "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Commission which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

                c. "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 9 hereof.

                f. "Registrable Securities" means (1) the Common Stock issued to Subscriber pursuant to the Subscription Agreement (the "Securities") or (2) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Stock, excluding in all cases, however, any Registrable Securities sold by a Subscriber in a transaction in which the rights under this Section 1 are not assigned pursuant to Section 9 hereof.

        Terms not otherwise defined herein have the meanings given to them in the Subscription Agreement.

        2. REGISTRATION OF REGISTRABLE SECURITIES. The Company shall use its best efforts to register under the Act the Registrable Securities, and in connection therewith shall prepare and file with the Commission within sixty
(60) days following the closing of the private placement of the Securities and shall use its best efforts to cause to become effective promptly thereafter, a registration statement in such form as is then available under the Act covering the registration of the Registrable Securities; provided however, that each Holder shall provide all such information and materials and take all such action as may be required in order to permit the Company to comply with all applicable requirements of the Commission and to obtain any desired acceleration of the effective date of such registration statement, such provision of information and materials to be a condition precedent to the obligations of the Company pursuant to this Declaration. The offerings made pursuant to such registration shall not be underwritten,


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unless specifically requested in writing by the Holders of at least fifty-one percent (51%) of the Registrable Securities.

        3. POSTPONEMENT OF REGISTRATION. Notwithstanding Section 2 above, the Company shall be entitled to postpone the declaration of effectiveness of the registration statement prepared and filed pursuant to Section 2 for a reasonable period of time, but not in excess of thirty (30) calendar days after the applicable deadline, if the Company's Board of Directors, acting in good faith, determines that there exists material non-public information about the Company, which would require such postponement while the Company makes such information public.

        4. OBLIGATIONS OF THE COMPANY. The Company shall (i) prepare and file with the Commission the registration statement in accordance with Section
2 hereof with respect to the Registrable Securities and shall use its best efforts to cause such registration statement to become effective as promptly as practicable after filing and to keep such registration statement effective until the earlier of the sale of all of the Registrable Securities so registered or two (2) years after the effective date of the registration statement; (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary and to comply with the provisions of the Act with respect to the sale or other disposition of all securities proposed to be registered in such registration statement until the earlier of the sale of all of the shares of Registrable Securities so registered or two (2) years after the effective date of the registration statement; (iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the shares of the Registrable Securities to be offered and sold, but only while the Company shall be required under the provisions hereof to cause the registration statement to remain current; (iv) use its commercially reasonable efforts to register or qualify the shares of the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request (provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified), and do any and all other acts or things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions; (v) notify each Holder upon the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances then existing; (vi) so long as the registration statement remains effective, promptly prepare, file and furnish to each Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; (vii) notify each Holder, promptly after it shall receive notice thereof, of the date and time the registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed; (viii) notify each Holder promptly of any request by the Commission for the amending or supplementing of the registration statement or prospectus or for additional information; and (ix) advise each Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of the registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued. If requested by the holders of at least fifty-one percent (51%) of the Registrable Securities, and provided that the underwriter or underwriters selected by such holders are reasonably satisfactory to the Company, the Company shall enter into and perform its
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obligations under an underwriting agreement with a nationally recognized investment banking firm or firms containing representations, warranties, indemnities and agreements then customarily included by an issuer in underwriting agreements with respect to secondary distributions; provided, however, that each Holder with shares of Registrable Securities included in such offering shall also enter into and perform its obligations under such an agreement. In connection with any offering of Registrable Securities registered pursuant to this Declaration, the Company shall (x) furnish each Holder, at the Company's expense, with unlegended certificates representing ownership of the shares of Registrable Securities being sold in such denominations as each Holder shall request and (y) instruct the transfer agent and registrar of the Registrable Securities to release any stop transfer orders with respect to the shares of Registrable Securities being sold subject to compliance by the Holder with any required prospectus delivery requirements.

        5. Availability of Form S-3. The Company represents that if Form S-3 (or a successor form) is not available for use by the Company, the Company shall file the required registration statement on Form S-1 to satisfy its obligations under Section 2 hereof. The Company further represents that it believes it is currently eligible to utilize Form S-3 and currently believes that there is no material non-public information which would preclude it from filing and having declared effective a registration statement on Form S-3.

        6. Expenses. The Company shall pay all of the out-of-pocket expenses incurred, other than underwriting discounts and commissions, in connection with any registration of Registrable Securities pursuant to this Declaration, including, without limitation, all Commission, National Association of Securities Dealers and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of the Company's outside counsel and independent accountants and a single counsel for all of the Holders.

        7. Indemnification. In the event of any offering registered pursuant to this Declaration:

                a. The Company will indemnify each Holder, each of its officers, directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder within the meaning of Section 15 of the Act, with respect to which registration, qualification or compliance has been effected pursuant to this Declaration, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact maintained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Act, or state securities laws, or common law, applicable to the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein.


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                b.      Each Holder will, if Registrable Securities held by
such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the gross proceeds before expenses and commissions to each such Holder of Registrable Securities sold as contemplated herein.

                c.      Each party entitled to indemnification under this
Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense as such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Declaration, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is materially and adversely impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                d. The obligations of the Company and each Holder under this Section 7 shall survive the completion of any offering of stock in a registration statement under this Declaration and otherwise.

        8. Reports Under Securities Exchange Act of 1934. The Company agrees to:

                a. use its commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                b. furnish to each Holder, forthwith upon request (1) a written statement by the Company that it has complied with the reporting requirements of the Act and the 1934 Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and (ii) such other


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information as may be reasonably requested in availing each Holder of any rule or regulation of the Commission which permits the selling of any such securities pursuant to Form S-3.

        9. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Declaration may be assigned by a Holder to a transferee of Registerable Securities only if: (a) the Company is, within reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being assigned and a copy of a duly executed written instrument in form reasonably satisfactory to the Company by which such transferee assumes all of the obligations and liabilities of its transferor hereunder and agrees itself to be bound hereby; and (b) immediately following such transfer, disposition of such Registrable Securities by the transferee is restricted under the Act.

        10.     Liquidated Damages

                a. The parties hereto agree that the holders of Registrable Securities will suffer damages and that it would not be feasible to ascertain the extent of such damages with precision if the registration statement covering the resale of the Registrable Securities has not been filed with the Commission within sixty (60) days of the Closing Date (the "Failed Filing Date"). Accordingly, in the event of such failure, the Company agrees to pay, as liquidated damages, and not as a penalty, to each holder of Registrable Securities, an additional amount (the "Liquidated Damages Amount") equal to (i) $200,000 divided by the aggregate dollar amount raised in the private placement of the Securities multiplied by (ii) the aggregate dollar amount paid by the Subscriber in the private placement of Securities.

                b. The Company shall pay the liquidated damages due on the Registrable Securities by depositing with a trustee, as designated by Cruttenden Roth Incorporated, for the benefit of the holders thereof, sums sufficient to pay the liquidated damages then due. The liquidated damages amount due shall be payable to the record holder of the Registrable Securities at the close of business on the Failed Filing Date. The trustee shall be entitled, on behalf of the holders of Registrable Securities, to seek any available remedy for the enforcement of this Declaration, including for the payment of such liquidated damages.

                c. The parties hereto agree that the liquidated damages provided for in this Section 10 constitute a reasonable estimate of the damages that may be incurred by holders of Registrable Securities by reason of the failure of the registration to be filed and declared effective in accordance with the provisions hereof.

        11. Amendment of Registration Rights. Holders of a majority of the Registrable Securities may, with the consent of the Company, amend the registration rights granted hereunder.

        12. Termination. The registration rights set forth in this Declaration shall terminate with respect to a Holder at such time as all of the Registrable Securities then held by such Holder can be sold by such Holder in a 3-month period in accordance with Rule 144 under the Act.


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                                    APPENDIX
                                    --------
                                    RULE 501
                                    --------

"Accredited investor" shall mean any person who comes within any of the following categories at the time of the sale of the securities to that person:

(1) Any bank as defined in section 3(a)(2) of the Securities Act of 1933 (the "1933 Act") or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the 1933 Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of a State or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(3) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

(6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7) Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) promulgated under the 1933 Act; and

(8)     Any entity in which all of the equity owners are accredited investors.


                                    Appendix